Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms appearing in this unaudited pro forma condensed combined financial information that are not defined within this Form 8-K are defined within the Equity Purchase Agreement exhibit attached to this Form 8-K.

Introduction

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and adjustments for other material events. These other material events are referred to herein as “Material Events” and the pro forma adjustments for the Material Events are referred to herein as “Adjustments for Material Events.”

The unaudited pro forma condensed combined financial information is based on the historical audited financial statements of EGA and the historical audited consolidated financial statements of LGM, as adjusted to give effect to the Transactions and Material Events. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Transactions and Material Events as if they had occurred on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are assumed to have been made on January 1, 2022 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are assumed to have been made on January 1, 2022 for the purpose of adjusting the pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical audited financial statements of EGA for the year ended December 31, 2022, and the historical unaudited financial statements of EGA as of and for the nine months ended September 30, 2023, and the related notes included elsewhere in this proxy statement;

•

the historical audited consolidated financial statements of LGM for the year ended December 31, 2022, and the historical unaudited financial statements of LGM as of and for the nine months ended September 30, 2023, and the related notes included elsewhere in this proxy statement;

•

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EGA,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LGM;” and

•	the other financial information relating to EGA and LGM included elsewhere in this proxy statement.

Description of the Business Combination

Pursuant to the Equity Purchase Agreement, following the Closing of the Business Combination, PubCo is organized in an umbrella partnership–C corporation (“Up-C”) structure, in which substantially all of the assets of the combined company are held by LGM, and PubCo’s only assets are its equity interests in LGM. At the Closing:

•

A series of transactions occurred including the following: (a) EGA amended and restated its Amended and Restated Certificate of Incorporation to: (i) changed its name to “flyExclusive, Inc.,” (ii) converted all then-outstanding Founder Shares into shares of PubCo Class A Common Stock, and (iii) authorized the issuance to the Existing Equityholders of PubCo Class B Common Stock, which carries one vote per share but no economic rights, and (b) replaced the Existing Bylaws with the PubCo Bylaws;

•

The Existing Equityholders, LGM and PubCo, entered into the A&R Operating Agreement to: restructure the capitalization of LGM to (i) authorize the issuance of the number of LGM Common Units equal to the number of outstanding shares of PubCo Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of EGA Class A Common Stock and the conversion of the Bridge Notes to PubCo Class A Common Stock); and (ii) reclassify the existing LGM Common Units held by the Existing Equityholders into LGM Common Units;

•

As consideration for issuing LGM Common Units to PubCo, PubCo contributed (or, in the case of the Bridge Note proceeds received by LGM, is deemed to have contributed) the Closing Date Cash Contribution Amount to LGM. Immediately after the contribution of the Closing Date Cash Contribution Amount, LGM paid the Transaction Expenses by wire transfer out of immediately available funds on behalf of LGM and EGA to those persons to whom such amounts are owed;

•

Without any action on the part of any holder of an EGA Warrant, each EGA Warrant that was issued and outstanding immediately prior to the Closing was converted into a PubCo Warrant, exercisable for PubCo Class A Common Stock in accordance with its terms.

Agreements Entered into at Closing

At the Closing, LGM, PubCo and the Existing Equityholders entered into the A&R Operating Agreement.

At the Closing, PubCo, LGM, the Existing Equityholders and the TRA Holder Representative entered into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, PubCo is generally required to pay the Existing Equityholders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the tax group realizes, or is deemed to realize, as a result of certain tax attributes, including:

•

tax basis adjustments resulting from taxable exchanges of LGM Common Units (including any such adjustments resulting from certain payments made by PubCo under the Tax Receivable Agreement) acquired by PubCo from an Existing Equityholder pursuant to the terms of the A&R Operating Agreement; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.

In addition, at the Closing, the Existing Equityholders, Sponsor and PubCo entered into the Stockholders’ Agreement, a form of which is attached as Annex H to the definitive proxy statement filed with the SEC on November 13, 2023. Pursuant to the Stockholders’ Agreement, among other things, the Existing Equityholders and Sponsor respectively agreed to vote each of their respective securities of PubCo that may be voted in the election of PubCo’s directors in accordance with the provisions of the Stockholders’ Agreement. At the Closing, the PubCo Board initially consists of seven directors. The equityholders of PubCo nominated directors as follows: the Sponsor, and its permitted transferees, by a majority of shares held by them, nominated, and the PubCo Board and the Existing Equityholders, and their permitted transferees, appointed and voted for, two members of the PubCo Board, initially designated pursuant to the Stockholders’ Agreement as Gregg S. Hymowitz and Gary Fegel, and thereafter as designated by the Sponsor, and its permitted transferees, by a majority of shares held by them.

In addition, at the Closing, PubCo, the Existing Holders, and the New Holders entered into an A&R Registration Rights Agreement, pursuant to which PubCo granted the Existing Holders and New Holders certain registration rights with respect to the registrable securities of PubCo. Among other things, the A&R Registration Rights Agreement requires PubCo to register the shares of PubCo Class A Common Stock being issued in connection with the Closing of the Business Combination and any shares of PubCo Class A Common Stock issued upon the redemption of any LGM Common Units. Pursuant to the A&R Registration Rights Agreement, the Existing Holders holding at least a majority interest of the then-outstanding number of registrable securities held by the Existing Holders, or the New Holders holding at least a majority interest of the then-outstanding number of registrable securities held by the New Holders are entitled to, among other things, make a demand registration. Under no circumstances shall PubCo be obligated to effect more than an aggregate of three registrations pursuant to a demand registration by the Existing Holders, or more than an aggregate of five registrations pursuant to a demand registration by the New Holders, with respect to any or all registrable securities held by such holders. In addition, the Existing Holders and the New Holders are entitled to “piggy-back” registration rights to certain registration statements filed following the Business Combination. PubCo bears all of the expenses incurred in connection with the filing of any such registration statements.

Bridge Notes and Conversion of Bridge Notes into Equity in connection with the Closing of the Business Combination

In connection with the execution of the Equity Purchase Agreement, on October 17, 2022, LGM entered into a senior subordinated convertible note with an investor and, for certain limited provisions thereof, EGA, pursuant to which LGM borrowed an aggregate principal amount of $50.0 million at a rate of 10% per annum, payable in kind in additional shares of PubCo upon the Closing of the Business Combination. Interest is paid-in-kind (“PIK”) as an addition to the principal balance on each anniversary of October 17, 2022, and upon the termination of the Equity Purchase Agreement in accordance with its terms.

On October 28, 2022, LGM entered into an Incremental Amendment with the Bridge Note Lenders on the same terms for an aggregate principal amount of $35.0 million, bringing the total principal amount of the Bridge Notes to $85.0 million in the aggregate.

Concurrently with the Closing, the Bridge Notes automatically converted into 9,550,274 shares of PubCo Class A Common Stock calculated as the quotient of (a) the total amount owed by LGM under the Bridge Notes (including accrued PIK interest of $10,502,740) of $95,502,740 divided by (b) $10.00 (subject to adjustment in certain instances, as described in the Bridge Notes). Unless otherwise consented to by the Bridge Note Lenders, the proceeds of the Bridge Notes were to be used primarily for the acquisition of additional aircraft and payment of expenses related thereto.

Material Events and Background Relevant to Material Events

On June 30, 2023, LGM served one of its customers, Wheels Up Partners, LLC (“WUP”), with a notice of termination of the parties’ Fleet Guaranteed Revenue Program Agreement, dated November 1, 2021 (the “GRP Agreement”) following material breaches of the GRP Agreement by WUP, including WUP’s failure to pay outstanding amounts owed to flyExclusive under the GRP Agreement.

LGM’s historical revenues for the last two fiscal years and subsequent interim period, both with and without revenue from WUP, are reflected in the table below.

(In thousands)	LGM Historical Revenue	Removal of GRP Revenue	Adjusted LGM Historical Revenue
Year Ended December 31, 2021	$208,277	$(20,960)	$187,317
Year Ended December 31, 2022	$320,042	$(123,104)	$196,938
Nine Months Ended September 30, 2023	$239,397	$(66,916)	$172,481

As discussed in Note 2 of LGM’s historical condensed consolidated financial statements for the year ended December 31, 2022, LGM manages its business as a single operating segment, charter aviation services, and it does not maintain measures of profitability such as operating loss or net loss at the level of an individual revenue channel or customer. Refer to the section of this proxy titled, “Risks Relating to LGM” as well as Note 17 of LGM’s historical condensed consolidated financial statements for the nine months ended September 30, 2023 for additional information regarding the termination of the GRP Agreement with WUP.

On October 2, 2023, October 27, 2023 and November 28, 2023 EGA received $0.2 million, $0.2 million, and $0.4 million, respectively from the Sponsor under promissory notes. The notes did not bear interest and were payable in full on the earlier of (i) December 28, 2023 or (ii) the date on which an initial business combination is consummated. On December 18, 2023, the Sponsor entered into a promissory note with LGM, pursuant to which LGM has promised to pay (i.e., “assumed”) the aggregate principal amount of $3.6 million owed initially by EGA to the Sponsor under the Sponsor and EGA promissory notes. The aggregate principal amount of $3.6 million under the promissory note between LGM and the Sponsor bears interest at a rate of 8.0% per annum payable by LGM on the eighteenth day of each month from January 1, 2024 through September 18, 2024.

In accordance with Schedule 4.10 of the Company Disclosure Schedules to the Equity Purchase Agreement, on December 15, 2023, LGM transferred 100% of the equity interests of its wholly-owned subsidiary, JS Longitude, LLC (“JS Longitude”), to LGM Ventures, LLC (“LGM Ventures”), an entity with the same ownership structure as LGM. JS Longitude’s sole asset is a 2022 Cessna Longitude aircraft (and the debt related to the purchase of such aircraft) which has previously been used as flyExclusive’s corporate jet. The transfer of JS Longitude was effectuated in two separate steps: (i) LGM assignment and transfer of 100% of the equity interests of JS Longitude to the Existing Equityholders and (ii) the Existing Equityholders subsequently assigning and transferring the JS Longitude equity interests to LGM Ventures. Pursuant to the terms of Mr. Segrave’s employment agreement (see “Employment Agreement between LGM Enterprises, LLC and Thomas James Segrave, Jr., effective April 1, 2023.”), flyExclusive will continue to lease the corporate jet from JS Longitude at a rate of $200,000 per month and will pay for the fixed and variable costs related to the operation of the corporate jet. The corporate jet will continue to be for Mr. Segrave’s business and personal use.

During November 2023, LGM purchased an aircraft for total consideration of $9.5 million (the “Aircraft 1”). In connection with the purchase, LGM entered into a secured promissory note with a third-party, pursuant to which LGM borrowed an aggregate principal amount of $7.6 million with an interest rate of 9.45% per annum. The note specifies that monthly payments of principal and interest are due up until the initial maturity date of November 22, 2033. Debt issuance costs associated with the note totaled $15 thousand.

During December 2023, LGM entered into the Senior Note with an affiliate of the Sponsor, pursuant to which LGM borrowed an aggregate principal amount of $15.7 million with an interest rate of 14.0% per annum. The Note has an initial maturity date of December 1, 2024 and is subject to a non-refundable back-end fee of 1.0% of the initial principal balance, or $0.2 million. The outstanding principal, accrued and unpaid interest, and accrued and unpaid fees are due and payable on the maturity date. Debt issuance costs associated with the note totaled $0.7 million.

During December 2023, LGM utilized the proceeds received from the issuance of the Senior Note to repay, in full, the secured promissory note associated with the Aircraft 1 purchase. Additionally, during December 2023, LGM utilized the proceeds received from the issuance of the Senior Note to repay, in full, the secured promissory note associated with the purchase of an aircraft by LGM in September 2023 (the “Aircraft 2”).

During December 2023, LGM borrowed $3.0 million under its line of credit for working capital purposes.

Subsequent to September 30, 2023, and through December 27, 2023 (the “Closing Date”), EGA’s marketable securities held in trust account earned an additional $0.5 million in interest income.

The unaudited pro forma condensed combined financial information gives effect to the accumulation of PIK interest subsequent to September 30, 2023, through the Closing Date. The accumulation of PIK interest is reflected as an adjustment in the unaudited pro forma condensed combined balance sheet as of September 30, 2023.

On December 26, 2023, LGM, through a broker, purchased 75,000 shares of EGA Class A Common Stock for a total purchase price of $0.8 million. Simultaneously with the Closing of the Business Combination, all 75,000 shares of the then converted Pubco Class A Common Stock were granted to employees of LGM and deemed to be fully vested.

On December 26, 2023 and December 27, 2023, EGA and certain holders (the “Warrant Holders”) of the Company’s outstanding publicly traded warrants (the “Public Warrants”) entered into Warrant Exchange Agreements (the “Warrant Exchange Agreements”), which were privately negotiated with the holders’ party thereto. The Public Warrants were previously issued pursuant to the Company’s public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus dated May 25, 2021. Pursuant to the Warrant Exchange Agreements, the Warrant Holders agreed to exchange Public Warrants for shares of PubCo Class A Common Stock. As a result of the warrant exchange under the Warrant Exchange Agreements, a total of 1,694,456 EGA Public Warrants were exchanged for 372,780 shares of PubCo Class A Common Stock.

On December 26, 2023, EGA, LGM, and Mr. Segrave, Jr. entered into an agreement (the “Non-Redemption Agreement”) with an unaffiliated third party pursuant to which such third party agreed not to redeem its shares of Class A common stock subject to possible redemption. In exchange for the foregoing commitment not to redeem such common stock, Mr. Segrave agreed to transfer to such investor an aggregate of 70,000 shares of Class A common stock of the Company, which were issued to Mr. Segrave upon the redemption of 70,000 LGM common units in connection with the Closing of the Business Combination. The redemption of 70,000 LGM common units immediately triggered the cancelation of 70,000 shares of voting, non-economic PubCo Class B Common Stock.

On December 27, 2023, the agreement for the fee to be paid to the underwriter in EGA’s initial public offering upon the Closing of the Business Combination was amended. Under the original terms of the Underwriting Agreement, the underwriter was due $7.9 million in cash, which equated to 3.5% of the gross proceeds of the initial public offering. The amended terms of the Underwriting Agreement updated the consideration payable to underwriter to $500,000 in cash, which was paid at Closing, and 300,000 shares of Pubco Class A Common Stock, to be delivered in book-entry form no later than five (5) business days following the initial filing with the SEC of a registration statement subject to share registration within 60 days of the business combination. If the registration statement has not been declared effective by the SEC within 60 business days after the Closing of the Business Combination, then the amount of stock to be received by the underwriter shall be increased by 50,000 shares of Pubco Class A Common Stock per month on the first business day of each month until the registration statement is declared effective by the SEC.

Additionally, pursuant to a financial advisory engagement letter, BTIG was owed $1.5 million (the “Success Fee”) payable to BTIG at Closing. At Closing, the parties agreed in principle that the Success Fee would be paid within 60 days of Closing (along with other amendments, including the addition of certain rights of first refusal).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	PubCo Pro Forma Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$455	$10,265	$345	3(bb)	$46,153	3(a)	$18,850
	—	—	(1,904)	3(dd)	(282)	3(n)	—
	—	—	15,000	3(ee)	(31,899)	3(e)	—
	—	—	(15,235)	3(ff)	(1,600)	3(g)	—
	—	—	3,000	3(gg)	(4,130)	3(i)	—
	—	—	(818)	3(jj)	—		—
	—	—	(500)	3(ll)	—		—
Accounts receivable, net	—	719	—		—		719
Account receivable related party- short term	—	1,511	—		—		1,511
Other receivables	—	4,075	—		—		4,075
Prepaid engine overhauls, current	—	14,110	—		—		14,110
Notes receivable - noncontrolling interests, current portion	—	296	—		—		296
Inventory	—	6,636	—		—		6,636
Investment in available-for-sale securities	—	71,148	—		—		71,148
Prepaid expenses and other current assets	65	7,298	—		(4,033)	3(g)	5,847
	—	—	—		2,517	3(i)	—

Total current assets	520	116,058	(112)		6,726		123,192

Marketable securities held in Trust Account	45,161	—	480	3(bb)	(46,153)	3(a)	—
	—	—	512	3(hh)	—		—
Forward purchase derivative asset	—	—	—		—		—
Notes receivable - noncontrolling interests, non-current portion	—	27,713	—		—		27,713
Non-current accounts receivable from related parties	—	2,683	—		—		2,683
Property and equipment, net	—	267,628	(22,931)	3(cc)	—		254,204
	—	—	9,507	3(dd)	—		—
Operating lease right-of-use assets	—	75,536	8,246	3(cc)	—		83,782
Intangible assets, net	—	2,295	—		—		2,295
Prepaid engine overhauls, non-current	—	36,881	—		—		36,881
Other long-term assets	—	557	—		—		557

Total assets	$45,681	$529,351	$(4,298)		$(39,427)		$531,307

LIABILITIES, REDEEMABLE EQUITY, AND STOCKHOLDERS’/MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,123	$21,895	$—		$2,092	3(g)	$25,471
	—	—	—		(1,639)	3(i)	—
Excise tax payable	1,871	—	—		319	3(d)	2,190
Long-term notes payable, current portion	—	84,839	(1,488)	3(cc)	—		80,932
	—	—	478	3(dd)	—		—
	—	—	(2,897)	3(ff)	—		—
Due to related parties	282	—	—		(282)	3(n)	—
Deferred revenue, current	—	76,641	—		—		76,641
Operating lease liability, current portion	—	16,018	2,320	3(cc)	—		18,338
Accrued expenses and other current liabilities	—	28,809	—		971	3(g)	29,780
Short-term notes payable	—	14,325	15,000	3(ee)	2,517	3(i)	36,342
	—	—	3,000	3(gg)	—		—
	—	—	1,500	3(ll)	—		—
Income taxes payable	576	—	—		(576)	3(b)	—
Promissory note-related party	2,810	—	825	3(bb)	—		3,635

Total current liabilities	8,662	242,527	18,738		3,402		273,329

Long-term notes payable, non-current portion	—	222,861	2,119	3(aa)	(94,483)	3(f)	110,427
	—	—	(14,887)	3(cc)	—		—
	—	—	7,125	3(dd)	—		—
	—	—	(12,308)	3(ff)	—		—
Operating lease liability, non-current portion	—	60,426	5,926	3(cc)	—		66,352
Deferred revenue, non-current	—	7,676	—		—		7,676
Derivative liability	—	4,548	—		(4,548)	3(l)	—
Other non-current liabilities	—	10,899	—		—		10,899
Warrant liabilities	2,021	—	(289)	3(ii)	—		1,732
Deferred underwriting discount	7,875	—	(7,875)	3(ll)	—	3(i)	—

Total liabilities	18,558	548,937	(1,451)		(95,629)		470,415

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	PubCo Pro Forma Balance Sheet
Temporary equity-Class A Common Stock subject to possible redemption, 4,231,829 and 22,500,000 shares at approximately $10.53 and $10.10 as of September 30, 2023 and December 31, 2022, respectively	44,561	—	—		(12,662)	3(h)	—
	—	—	—		(31,899)	3(e)	—
Redeemable noncontrolling interest	—	—	—		(15,277)	3(j)	(15,277)
Stockholders’/members’ equity (deficit):
LGM Enterprises, LLC members’ equity (deficit)	—	(51,909)	(6,556)	3(cc)	58,465	3(m)	—
Accumulated other comprehensive loss	—	(811)	—		—		(811)
Non-controlling interests	—	33,134	—		—		33,134
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 5,624,000 and 0 shares issued and outstanding (excluding 4,231,829 and 22,500,000 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	—	—	—		—	3(c)	—
Class B Common Stock, $0.0001 par value; 10,000,000 shares authorized; 1,000 and 5,625,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—	—		—	3(c)	—
PubCo Class A Common Stock, $0.0001 par value	—	—	—	3(ii)	—	3(h)	1
	—	—	—	3(kk)	—	3(c)	—
	—	—	—		1	3(f)	—
PubCo Class B Common Stock, $0.0001 par value	—	—	—	3(kk)	6	3(k)	6
Additional paid-in capital	—	—	322	3(ii)	(5,840)	3(g)	104,183
	—	—	96	3(jj)	12,662	3(h)	—
	—	—	5,875	3(ll)	(1,172)	3(i)	—
	—	—	—		95,502	3(f)	—
	—	—	—		15,277	3(j)	—
	—	—	—		(18,539)	3(k)	—
Accumulated deficit	(17,438)	—	(2,119)	3(aa)	(319)	3(d)	(60,344)
	—	—	—	3(ee)	(58,465)	3(m)	—
	—	—	(30)	3(ff)	(1,319)	3(i)	—
	—	—	512	3(hh)	(1,020)	3(f)	—
	—	—	(33)	3(ii)	4,548	3(l)	—
	—	—	(914)	3(jj)	576	3(b)	—
	—	—	—		18,533	3(k)	—
	—	—	—		(2,856)	3(g)	—

Total stockholders’/members’ equity (deficit)	(17,438)	(19,586)	(2,847)		116,040		76,169

Total liabilities, redeemable equity (deficit), and stockholders’/members’ equity (deficit)	$45,681	$529,351	$(4,298)		$(39,427)		$531,307

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except share and per share data)

			Actual Redemptions
	Year Ended December 31, 2022	Year Ended December 31, 2022	Transaction Accounting Adjustments
(In thousands, except per share and weighted-average share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	PubCo Pro Forma Statement of Operations
Revenues*	$—	$320,042	$—		$—		$320,042
Operating costs and expenses:
Formation and operating costs	4,078	—	—		—		4,078
Cost of revenue	—	255,441	—		—		255,441
Selling, general and administrative	—	53,794	700	4(aa)	2,856	4(f)	62,100
	—	—	914	4(ff)	3,836	4(f)	—
Depreciation and amortization	—	23,114	102	4(aa)	—		23,759
	—	—	543	4(bb)	—		—

Total costs and expenses	4,078	332,349	2,259		6,692		345,378

Operating loss	(4,078)	(12,307)	(2,259)		(6,692)		(25,336)
Other income (expense):
Interest income (expense)	—	(8,291)	260	4(aa)	1,816	4(c)	(9,597)
	—	—	(3,102)	4(cc)	(62)	4(f)	—
	—	—	(218)	4(ee)	—		—
Gain on sale of aircraft held for sale	—	15,333	—		—		15,333
Gain on leased right-of-use assets	—	143	—		—		143
Change in fair value of derivative liability	—	470	—		(470)	4(e)	—
Change in fair value of warrants	5,100	—	(33)	4(gg)	—		5,067
Trust interest income (loss)	3,245	—	—		(3,245)	4(a)	—
Gain (loss) on extinguishment of debt	—	—	(30)	4(dd)	(1,020)	4(d)	3,498
	—	—	—		4,548	4(h)	—
Other income	—	500	—		—		500

Total other income (expense)	8,345	8,155	(3,123)		1,567		14,944

Income (loss) before income taxes	4,267	(4,152)	(5,382)		(5,125)		(10,392)
Income tax benefit (expense)	(601)	—	—		2,160	4(g)	2,160
	—	—	—		601	4(i)	—

Net income (loss)	3,666	(4,152)	(5,382)		(2,364)		(8,232)

Net income attributable to redeemable noncontrolling interest	—	—	—		1,535	4(b)	1,535
Net loss attributable to noncontrolling interest	—	(10,200)	—		—		(10,200)

Net income (loss) attributable to EGA/LGM/PubCo	$3,666	$6,048	$(5,382)		$(3,899)		$433

Basic and diluted earnings per share, PubCo Class A Common Stock							$0.03
Basic and diluted weighted-average shares outstanding, PubCo Class A Common Stock							16,925,000	4(j)

*

The pro forma adjustments below do not incorporate the impact related to the discontinuation of GRP from LGM’s historical results. If we were to exclude the revenue associated with GRP, from LGM’s historical results, it would have led to a decrease in pro forma revenue from $239.4 million to $172.5 million for the nine months ended September 30, 2023, from $320.0 million to $196.9 million, and from $208.3 million to $187.3 million for the years ended December 31, 2022 and December 31, 2021, respectively. As discussed in Note 2 of LGM’s historical condensed consolidated financial statements for the year ended December 31, 2022, LGM manages its business as a single operating segment and it does not maintain measures of profitability such as operating loss or net loss at the level of an individual revenue channel or customer. Therefore, the proforma impact on operating loss and net loss cannot be quantified.

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2023

(In thousands, except share and per share data)

			Actual Redemptions
	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2023	Transaction Accounting Adjustments
(In thousands, except per share and weighted- average share data)	EGA (Historical)	LGM (Historical)	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	PubCo Pro Forma Statement of Operations
Revenues*	$—	$239,397	$—		$—		$239,397
Operating costs and expenses:
Formation and operating costs	2,213	—	—		—		2,213
Cost of revenue	—	193,564	—		—		193,564
Selling, general and administrative	—	51,957	1,800	4(aa)	—		53,757
Depreciation and amortization	—	20,176	241	4(aa)	—		20,824
	—	—	407	4(bb)	—		—

Total costs and expenses	2,213	265,697	2,448		—		270,358

Operating income (loss)	(2,213)	(26,300)	(2,448)		—		(30,961)
Other income (expense):
Interest income	—	2,989	—		—		2,989
Gain on forgiveness of CARES Act Loan	—	339	—		—		339
Interest expense	—	(15,601)	915	4(aa)	6,567	4(c)	(8,119)
Gain on aircraft sold	—	12,435	—		—		12,435
Change in fair value of warrants	263	—	—		—		263
Trust interest income (loss)	4,962	—	—		(4,962)	4(a)	—
Change in fair value of derivative liability	—	(3,577)	—		3,577	4(e)	—
Other expense	—	(736)	—		—		(736)

Total other income (expense)	5,225	(4,151)	915		5,182		7,171

Income (loss) before income taxes	3,012	(30,451)	(1,533)		5,182		(23,790)
Income tax benefit (expense)	(1,011)	—	—		1,011	4(i)	591
	—	—	—		591	4(g)	—

Net income (loss)	2,001	(30,451)	(1,533)		6,784		(23,199)

Net loss attributable to redeemable noncontrolling interest	—	—	—		(12,821)	4(b)	(12,821)
Net loss attributable to non-controlling interests	—	(6,762)	—		—		(6,762)

Net income (loss) attributable to EGA/LGM/PubCo	$2,001	$(23,689)	$(1,533)		$19,605		$(3,616)

Basic and diluted net loss per share, PubCo Class A Common Stock							$(0.21)
Basic and diluted weighted-average shares outstanding, PubCo Class A Common Stock							16,925,000	4(j)

*

The pro forma adjustments below do not incorporate the impact related to the discontinuation of GRP from LGM’s historical results. If we were to exclude the revenue associated with GRP, from LGM’s historical results, it would have led to a decrease in pro forma revenue from $239.4 million to $172.5 million for the nine months ended September 30, 2023, from $320.0 million to $196.9 million, and from $208.3 million to $187.3 million for the years ended December 31, 2022 and December 31, 2021, respectively. As discussed in Note 2 of LGM’s historical condensed consolidated financial statements for the year ended December 31, 2022, LGM manages its business as a single operating segment and it does not maintain measures of profitability such as operating loss or net loss at the level of an individual revenue channel or customer. Therefore, the proforma impact on operating loss and net loss cannot be quantified.

See accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the transactions (the “Transactions”).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Transactions and Material Events are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions and Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Closing of the Business Combination. EGA and LGM have not had any historical financial relationship prior to the Closing of the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations or financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of PubCo. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

The unaudited pro forma condensed combined financial information has been prepared based on actual net redemptions of 2,924,907 shares of EGA common stock for an aggregate redemption price of $31.9 million out of the EGA trust account (the “Trust Account”). The aggregate redemption price paid equates to a redemption price of $10.91 per share.

Upon the Closing, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Number of Shares Owned	Ownership%
(Shares in thousands)
LGM Equity Holders holding LGM Common Units / Class B Common Stock	59,930	78.0%
Public stockholders holding Class A Common Stock	1,306	1.7%
EGA Sponsor holding Class A Common Stock	5,625	7.3%
Affiliates of EGA Sponsor holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	8,327	10.8%
Non-affiliates holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	1,224	1.6%
Unaffiliated third party to Non-Redemption Agreement holding Class A Common Stock	70	0.1%
Unaffiliated third parties to Warrant Exchange Agreement holding Class A Common Stock	373	0.5%

Total	76,855	100.0%

2.	Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, EGA is treated as the acquired company for accounting purposes, whereas LGM is treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination is treated as the equivalent of LGM issuing shares for the net assets of EGA, accompanied by a recapitalization. The net assets of LGM are stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination are those of LGM. LGM has been determined to be the accounting acquirer for purposes of the Business Combination based on the following:

•	The Existing Equityholders of LGM have a majority of the voting interest in PubCo.

•	The single stockholder with the largest voting share in PubCo is an Existing Equityholder of LGM.

•	The Chief Executive Officer of LGM serves as the chairman of PubCo’s governing body and appointed a majority of the members of the governing body.

•	The senior management of LGM has been designated to serve as the senior management of PubCo.

•	LGM’s operations will comprise the ongoing operations of PubCo.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Adjustments for Material Events:

aa)

Reflects an increase of $2.1 million of long-term notes payable, non-current portion and accumulated deficit as a result of the accumulation of PIK interest on the Bridge Notes subsequent to September 30, 2023 through December 27, 2023.

bb)

Reflects the receipts of $0.2 million, $0.2 million, and $0.4 million on October 2, 2023, October 27, 2023 and November 28, 2023, respectively, from the Sponsor under promissory notes. Of these receipts, approximately $0.5 million went into the Trust Account and approximately $0.3 million went into cash and cash equivalents.

cc)

Reflects the removal of the net book value of the corporate jet of $22.9 million and the related debt of $16.4 million. The net book value of the jet and related debt are removed because 100% of the equity interests in the entity holding the jet and debt, JS Longitude, LLC, are distributed to the Existing Equityholders and then contributed to LGM Ventures, LLC, which is an entity outside of the LGM consolidated group. As the entity holding the jet and debt is distributed to the Existing Equityholders, the difference between the net book value of the jet and the value of the debt is recorded as a distribution of $6.5 million. This entry also reflects the recognition of an operating lease right-of-use asset of $8.2 million, a short-term lease liability of $2.3 million, and a long-term lease liability of $5.9 million for the lease of the corporate jet between JS Longitude, LLC and Exclusive Jets, LLC. Exclusive Jets, LLC is in the LGM consolidated group both before and after the Material Events described in Schedule 4.10 (see section above titled, “Material Events and Background Relevant to Material Events”) The lease assets and liabilities must be recognized in the transaction accounting adjustment because JS Longitude, LLC is no longer in the LGM consolidated group after the distribution of its equity interests to the Existing Equityholders and contribution of these interests to LGM Ventures, LLC, which is outside of the consolidated group. Prior to the distribution and contribution, the lease between JS Longitude, LLC and Exclusive Jets, LLC was an intercompany transaction between two members of the LGM consolidated group (JS Longitude, LLC and Exclusive Jets, LLC) and was thus not recorded in LGM’s historical consolidated financial statements.

dd)

Reflects the purchase of Aircraft 1 in November 2023 for total consideration of $9.5 million, $7.6 million of which was borrowed through a secured promissory note entered into in November 2023 and the remaining $1.9 million was paid in cash.

ee)

Reflects the issuance of the Senior Note in December 2023. This adjustment reflects an increase of $15.0 million in the carrying value of short-term notes payable and a corresponding increase in cash. The $15.0 million carrying value of the debt is comprised of a $15.7 million principal balance, net of $0.7 million of debt issuance costs.

ff)

Reflects the December 2023 repayment of the $7.6 million debt associated with Aircraft 1 purchased in November 2023 and the repayment of the $7.6 million debt associated with Aircraft 2 purchased in September 2023.

gg)	Reflects a $3.0 million increase in short-term notes payable and a corresponding increase in cash due to additional borrowings under the LGM line of credit during December 2023.

hh)

Reflects an increase of $0.5 million in the EGA Trust Account from the accrued interest income earned on the investments held in the EGA Trust Account from October 1, 2023 through the Closing of the Business Combination.

ii)

Reflects the exchange of 1,694,456 EGA Public Warrants for 372,780 shares of PubCo Class A Common Stock in connection with the Warrant Exchange Agreements. This adjustment increases accumulated deficit by $33 thousand as the EGA Public Warrants are remeasured based on their publicly quoted market price at the Closing. In addition, this adjustment increases additional paid-in capital by $0.3 million. The adjustment to additional paid-in capital is calculated as the fair value of the shares issued of $4.5 million, net of $4.2 million, which is the difference of the fair value of shares issued of $4.5 million less the fair value of the EGA Public Warrants of $0.3 million. The $4.2 million is recorded as a reduction to additional paid-in capital because the exchange of EGA Public Warrants for shares is considered a specific incremental cost directly attributable to the offering of securities issued in connection with the Closing of the Business Combination in accordance with SEC Staff Accounting Bulletin Topic 5(A).

jj)

Reflects the purchase of 75,000 shares of Pubco Class A Common Stock and grant of these shares to employees of LGM upon Closing of the Business Combination. The shares were fully vested on the grant date, with the net impact of the share purchase and subsequent grant resulting in a decrease of cash of $0.8 million, an increase to selling, general and administrative expense of $0.9 million, and a decrease to additional paid-in capital of $0.1 million related to the difference between the purchase price of the shares and the grant date fair value. The adjustment does not reflect any impact to treasury stock as the purchase of the shares increases treasury stock and the immediate subsequent grant of shares to employees reduces treasury stock by the same amount. The 75,000 shares of Pubco Class A Common Stock are presented within the Public Stockholders holding Class A Common Stock line of the ownership table presented above.

kk)

Reflects Mr. Segrave, Jr.’s redemption of 70,000 LGM common units for 70,000 shares of PubCo Class A Common Stock. The redemption triggers the cancelation of 70,000 shares of PubCo Class B Common Stock. In connection with the redemption, Mr. Segrave, Jr. immediately transferred the 70,000 shares of PubCo Class A Common Stock to an unaffiliated third party in accordance with the Non-Redemption Agreement (see section above titled, “Material Events and Background Relevant to Material Events”).

The adjustment decreases PubCo Class B Common Stock for an immaterial amount based on its par value and increases PubCo Class A Common Stock for an immaterial amount based on its par value. The 70,000 shares of PubCo Class A Common Stock are recorded at their fair value upon issuance on the Closing Date as an increase to additional paid-in capital. However, the cost of issuing these shares is considered a specific incremental cost directly attributable to the offering of securities in connection with the Closing of the Business Combination in accordance with SEC Staff Accounting Bulletin Topic 5(A) and as such results in an offsetting decrease to additional paid-in capital for the fair value of the shares issued. Therefore, the issuance of these shares has no net impact on additional paid-in capital.

ll)

Reflects the removal of the $7.9 million non-current liability for the deferred underwriting discount in accordance with the amended fee agreement with the underwriter. The adjustment also reflects a cash payment of $0.5 million to the underwriter, an increase of $1.5 million in short-term notes payable (payable to the underwriter), and an increase to additional paid-in capital of $5.9 million. The 300,000 shares of PubCo Class A Common Stock contingently issuable to the underwriter within 5 days of the SEC declaring effectiveness of a registration statement were evaluated under Accounting Standards Codification (“ASC”) 815-40 to determine whether they met the derivative scope exception of being considered indexed to the entity’s own stock as well as the additional criteria required for classification within stockholders’ equity.[1] Management is still in the process of finalizing its accounting analysis for the shares to be issued under the amended fee agreement. With respect to the shares to be issued, management preliminarily determined that the contingent commitment to issue the 300,000 shares of PubCo Class A Common Stock was considered indexed to the entity’s own stock and met the additional criteria required for classification within stockholders’ equity. Therefore, the fair value of 300,000 shares of PubCo Class A Common Stock as of the date and time (Closing) of the agreement on the amended fee were recorded as an increase to additional paid-in capital. In addition, as the terms of payment of the deferred underwriting fee were required to be settled via the amended fee agreement prior to Closing, this fee is considered to be a specific incremental cost directly attributable to the offering of securities issued in connection with the Closing of the Business Combination in accordance with SEC Staff Accounting Bulletin Topic 5(A) and as such results in an offsetting decrease to additional paid-in capital for the fair value as of the Closing of 300,000 shares of PubCo Class A Common Stock. Therefore, the issuance of these shares has no net impact on additional paid-in capital. The $7.9 million reduction of the non-current liability (described above) less the $0.5 million reduction of cash (described above) and less $1.5 million increase in short-term notes payable (described above) is recorded as a $5.9 million increase to additional paid-in capital because the settlement of the deferred underwriting fee is considered to be a specific incremental cost directly attributable to the offering of securities issued in connection with the Closing of the Business Combination in accordance with SEC Staff Accounting Bulletin Topic 5(A) (as described above).

Pro forma Transaction Accounting Adjustments:

a)	Reflects the release of the Trust Account to cash and cash equivalents.

b)	Reflects the removal of EGA’s income taxes payable as this liability is incurred due to the trust interest income, which is eliminated (see Note 4(a)).

[1]

Management preliminarily determined that the probability of not having a registration statement declared effective by the SEC within 60 business days of Closing was remote. As such, it was preliminarily determined that it was not necessary to consider any scenario whereby more than 300,000 shares would be issued (see discussion above regarding increasing the 300,000 shares by 50,000 shares per month on the first business day of the month until the registration statement is declared effective).

c)

Reflects the conversion of 1,000 shares of EGA Class B Common Stock held by the EGA Sponsor into PubCo Class A Common Stock and the conversion of 5,624,000 shares of nonredeemable EGA Class A Common Stock into PubCo Class A Common Stock in connection with the Closing of the Business Combination.

d)

Reflects the excise tax liability resulting from the actual redemptions of EGA Class A common stock. The excise tax liability is calculated as 1) the fair value of the 2,924,907 shares redeemed (see Note 3(e)) 2) multiplied by the excise tax rate of 1.0%.

e)

Reflects the redemption of 2,924,907 shares of EGA Class A Common Stock subject to possible redemption prior to the Closing of the Business Combination at a redemption price per share of $10.91 for an aggregate redemption price of $31.9 million.

f)

Reflects the automatic conversion of the entire principal balance of the Bridge Notes into shares of PubCo Class A Common Stock upon the Closing of the Business Combination. The principal converted into shares is inclusive of additions to the principal as a result of the accumulation of PIK interest (see Note 3(aa)). The adjustment decreases notes payable, non-current by $94.5 million and increases additional paid-in capital, accumulated deficit, and PubCo Class A common stock by $95.5 million, $1.0 million, and $1 thousand, respectively. The increase to accumulated deficit of $1.0 million is a result of the write-off of unamortized debt issuance costs associated with the Bridge Notes.

g)

Reflects a payment of $1.6 million for LGM transaction costs. Additionally, the adjustment reflects advisory, legal, and other professional fees of $5.8 million that are specific incremental costs directly attributable to the offering of securities associated with the Closing of the Business Combination, as well as transaction costs of $2.9 million that were incurred in connection with the Business Combination but that are not directly attributable to the offering of securities. The $5.8 million in costs that are specific incremental costs directly attributable to the offering of securities is recorded as a reduction to additional paid-in capital and the $2.9 million in costs that are not directly attributable to the offering of securities is recorded as an addition to the accumulated deficit. The adjustment reduces prepaid expenses by $4.0 million, increases accounts payable by $2.1 million, and increases accrued expenses and other current liabilities by $1.0 million.

h)

Reflects the reclassification of 1,306,922 shares of EGA Class A Common Stock subject to possible redemption into PubCo Class A Common Stock. PubCo’s common stock issued as part of the reclassification of EGA Class A Common Stock was recorded at the par value of $0.0001 to PubCo Class A Common Stock in the amount of less than $1 thousand and additional paid-in capital in the amount of $12.7 million.

i)

Reflects a total payment of $4.1 million for EGA transaction costs. Additionally, the adjustment reflects advisory, legal, and other professional fees of $1.2 million that are specific incremental costs directly attributable to the offering of securities associated with the Closing of the Business Combination, as well as transaction costs of $1.3 million that were incurred in connection with the Business Combination but that are not directly attributable to the offering of securities and are non-recurring items. The $1.2 million in costs that are specific incremental costs directly attributable to the offering of securities is recorded as a reduction to additional paid-in capital and the $1.3 million that are not directly attributable to the offering of securities is recorded as an addition to the accumulated deficit. The adjustment decreases accounts payable by $1.6 million, increases prepaid expenses and other current assets by $2.5 million, and increases short-term notes payable by $2.5 million.

j)

Reflects the allocation of LGM’s net assets to the redeemable noncontrolling interest due to retained interests held by LGM’s Existing Equityholders. The noncontrolling interest represents approximately 78.0% of the ownership interests retained by the Existing Equityholders after actual redemptions of $31.9 million.

Upon the first anniversary of the Closing of the Business Combination, the LGM Common Units comprising the noncontrolling interest can be redeemed for shares of PubCo Class A Common Stock or cash. While PubCo determines whether redemption settlement is for cash or shares, settlement is not considered within the sole control of PubCo as the holders of PubCo Class B Common Stock will designate a majority of the members of the PubCo Board. Since redemption for cash is not considered within the sole control of PubCo, the noncontrolling interest is classified as temporary equity in accordance with ASC 480-10-S99-3(A)(2).

For periods when the noncontrolling interest is probable of becoming redeemable (but is not currently redeemable), management will accrete changes in its redemption value from the date it becomes probable that it will become redeemable (Closing of Business Combination) to its earliest redemption date (first anniversary of Closing of Business Combination). This measurement method is in accordance with ASC 480-10-S99-3(A)15a. As the noncontrolling interest only becomes probable of becoming redeemable upon the Closing of the Business Combination, no pro forma adjustment to redemption value is necessary because none of the one-year accretion period has lapsed as of the Closing of the Business Combination.

k)	Reflects the recapitalization of LGM in connection with the Closing of the Business Combination and the issuance of 60,000,000 shares of PubCo Class B Common Stock.

l)

Reflects the removal of the derivative liability associated with the Bridge Notes as the Bridge Notes are converted upon the Closing of the Business Combination and the derivative liability is extinguished in connection with the conversion of the notes.

m)	Reflects the reclassification of LGM Enterprises, LLC members’ deficit to accumulated deficit.

n)	Reflects payment to the Sponsor for office space, utilities, and administrative support.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2023 and the Year Ended December 31, 2022

The pro forma adjustments below do not incorporate the impact related to the discontinuation of GRP from LGM’s historical results. If we were to exclude the revenue associated with GRP, from LGM’s historical results, it would have led to a decrease in pro forma revenue from $239.4 million to $172.5 million for the nine months ended September 30, 2023, from $320.0 million to $196.9 million, and from $208.3 million to $187.3 million for the years ended December 31, 2022 and December 31, 2021, respectively. As discussed in Note 2 of LGM’s historical condensed consolidated financial statements for the year ended December 31, 2022, LGM manages its business as a single operating segment and it does not maintain measures of profitability such as operating loss or net loss at the level of an individual revenue channel or customer. Therefore, the pro forma impact on operating loss and net loss cannot be quantified.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Adjustments for Material Events:

aa)

Reflects the removal of all amounts on the statements of operations related to JS Longitude, LLC’s operation of the corporate jet as JS Longitude, LLC is no longer in the LGM consolidated group after the transactions described in Schedule 4.10 (see section above titled, “Material Events and Background Relevant to Material Events” for additional information).

In addition, this adjustment also reflects lease expense and amortization of the operating lease right-of-use asset for the lease between JS Longitude, LLC and Exclusive Jets, LLC. These lease-related amounts must be recognized in the transaction accounting adjustment because JS Longitude, LLC is no longer in the LGM consolidated group after the distribution of its equity interests to the Existing Equityholders and contribution of these interests to LGM Ventures, LLC, which is outside of the consolidated group. Prior to the distribution and contribution, the lease between JS Longitude, LLC and Exclusive Jets, LLC was an intercompany transaction between two members of the LGM consolidated group (JS Longitude, LLC and Exclusive Jets, LLC) and was thus not recorded in LGM’s historical consolidated financial statements.

bb)	Reflects depreciation expense on Aircraft 1 as if it had been acquired on January 1, 2022.

cc)	Reflects the interest expense and amortization of debt issuance costs (to interest expense) on the Secured Note as if it had been issued on January 1, 2022.

dd)

Reflects a loss on extinguishment of debt for Aircraft 1 and Aircraft 2 as it is assumed that these debts were repaid on January 1, 2022 for purposes of the unaudited pro forma condensed combined statement of operations.

ee)	Reflects the interest expense on the promissory note between LGM and an affiliate of the Sponsor as if it had been issued on January 1, 2022.

ff)	Reflects the stock-based compensation expense related to the 75,000 shares of Pubco Class A Common Stock issued to employees upon the Closing of the Business Combination.

gg)	Reflects the remeasurement of the warrant liability for the 1,694,456 EGA Public Warrants exchanged for 372,780 shares of Pubco Class A Common Stock.

Pro forma Transaction Accounting Adjustments:

a)	Reflects the elimination of interest income earned on investments held in the EGA Trust Account.

b)	Reflects the allocation of net income/(loss) to the noncontrolling interests due to the interests retained in LGM by the Existing Equityholders as reflected in the table below:

(In thousands, except for percentages)	Actual Redemptions
Year Ended December 31, 2022
Pro forma Net loss	$(8,232)
Less: Net loss attributable to noncontrolling interest of LGM (Historical)	(10,200)

Pro forma Net income adjusted	1,968

Redeemable noncontrolling interest percentage	78.0%
Net income attributable to redeemable noncontrolling interest	1,535
Total net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(8,665)

Net income attributable to PubCo	$433

(In thousands, except for percentages)	Actual Redemptions
Nine Months Ended September 30, 2023
Pro forma Net loss	$(23,199)
Less: Net loss attributable to noncontrolling interest of LGM (Historical)	(6,762)

Pro forma Net loss adjusted	(16,437)

Redeemable noncontrolling interest percentage	78.0%
Net loss attributable to redeemable noncontrolling interest	(12,821)
Total net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(19,583)

Net loss attributable to PubCo	$(3,616)

c)	Reflects the elimination of PIK interest expense on LGM’s Bridge Notes as these notes automatically convert into PubCo Class A Common Stock upon the Closing of the Business Combination.

d)

Reflects the write-off of the unamortized debt issuance costs associated with the Bridge Notes as these notes automatically convert into PubCo Class A Common Stock upon the Closing of the Business Combination.

e)

Reflects the elimination of the change in fair value of the derivative liability embedded in the Bridge Notes, as these notes automatically convert into PubCo Class A Common Stock upon the Closing of the Business Combination.

f)

Reflects transaction costs for LGM and EGA for accounting, auditing, and other professional fees incurred in connection with the Business Combination that are not deemed to be specific incremental costs directly attributable to the offering of securities associated with the Closing of the Business Combination. The adjustment includes amortization of a deferred charge for directors and officers insurance recorded in Prepaid expenses and other current assets (see Note 3(i)) as well as interest expense related to the financing of the insurance premiums.

g)	Reflects an adjustment to income taxes as a result of the tax impact of the pro forma adjustments at the estimated combined statutory tax rate of 24.1%.

h)	Reflects the write-off of the derivative liability embedded in the Bridge Notes, as these notes automatically convert into PubCo Class A Common Stock upon the Closing of the Business Combination.

i)	Reflects the removal of EGA’s income tax expense as this expense is due to the trust interest income, which is eliminated (see Note 4(a)).

j)

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of PubCo shares outstanding at the Closing of the Business Combination, assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2023 were made on January 1, 2022.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Year Ended December 31, 2022
Weighted-average shares calculation - basic and diluted	Actual Redemptions
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(8,232)
Less: pro forma net income attributable to redeemable noncontrolling interest	1,535
Less: pro forma net loss attributable to noncontrolling interest	(10,200)

Pro forma net income attributable to holders of Class A Common Stock	$433

Denominator:
Public stockholders holding Class A Common Stock	1,306
EGA Sponsor holding Class A Common Stock	5,625
Affiliates of EGA Sponsor holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	8,327
Non-affiliates holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	1,224
Unaffiliated third party to Non-Redemption Agreement holding Class A Common Stock	70
Unaffiliated third parties to Warrant Exchange Agreement holding Class A Common Stock	373

Pro forma weighted-average shares outstanding—basic and diluted	16,925

Pro forma basic and diluted earnings per share(1)(2)	$0.03

Nine Months Ended September 30, 2023
Weighted-average shares calculation - basic and diluted	Actual Redemptions
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(23,199)
Less: pro forma net loss attributable to redeemable noncontrolling interest	(12,821)
Less: pro forma net loss attributable to noncontrolling interest	(6,762)

Pro forma net loss attributable to holders of Class A Common Stock	$(3,616)

Denominator:
Public stockholders holding Class A Common Stock	1,306
EGA Sponsor holding Class A Common Stock	5,625
Affiliates of EGA Sponsor holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	8,327
Non-affiliates holding Class A Common Stock in connection with conversion of Bridge Notes upon Closing	1,224
Unaffiliated third party to Non-Redemption Agreement holding Class A Common Stock	70
Unaffiliated third parties to Warrant Exchange Agreement holding Class A Common Stock	373
Pro forma weighted-average shares outstanding—basic and diluted	16,925

Pro forma basic and diluted net loss per share(1)(2)	$(0.21)

1)

Shares of PubCo Class B Common Stock do not participate in the earnings or losses of PubCo and, therefore, are not participating securities. As such, a separate presentation of basic and diluted earnings per share of PubCo Class B Common Stock under the two-class method has not been presented.

2)

As the exercise price of $11.50 for the public warrants and the private placement warrants to purchase EGA Class A Common Stock is above the average EGA Class A Common Stock price of approximately $9.76 for the year ended December 31, 2022, and approximately $10.26 for the nine months ended September 30, 2023, these warrants are excluded from the calculation of pro forma diluted earnings per share because it is assumed that they would not be exercised since the exercise price exceeds the price of the underlying stock.